Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

4Q25 Sales of $360 million, up 9% versus prior year
4Q25 Earnings Per Share of ($0.10); Adjusted Earnings Per Share of $0.03
4Q25 Cash Flow from Operations of $64 million
2025 planned plant turnarounds completed successfully at lower end of range
Driving improved cash flow in 2026 through fixed cost savings, turnaround scope, risk-based prioritization of capital expenditures, and tax benefits

Parsippany, N.J., February 20, 2026 - AdvanSix (NYSE: ASIX), an integrated chemistry company serving diverse end markets, today announced its financial results for the fourth quarter and full year ending December 31, 2025. Overall, the Company had a strong finish to the year with its focus on optimizing operational and commercial performance to successfully navigate dynamic industry conditions.
Full Year 2025 Summary
Summary full year 2025 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2025	FY 2024
Sales	$1,522,233	$1,517,557
Net Income	49,286	44,149
Diluted Earnings Per Share	1.80	1.62
Adjusted Diluted Earnings Per Share (1)	2.28	1.96
Adjusted EBITDA (1)	156,798	142,116
Adjusted EBITDA Margin % (1)	10.3%	9.4%
Cash Flow from Operations	122,863	135,413
Capital Expenditures	116,445	133,722
Free Cash Flow (1)(2)	6,418	1,691
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	FY 2025		FY 2024 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$309,678	20%	$348,501	23%
Caprolactam	271,370	18%	276,303	18%
Plant Nutrients	563,688	37%	458,152	30%
Chemical Intermediates	377,497	25%	434,601	29%
Total	$1,522,233	100%	$1,517,557	100%
(1) In 2024, the Company transferred certain products between its Chemical Intermediates product line and its Plant Nutrients product line to align more closely with its current sales structure. Historical information has been reclassified to reflect these changes for all periods presented in the Consolidated Financial Statements. Total revenue amounts were not impacted for either period.

"The AdvanSix team executed well to close out 2025. We delivered full year Adjusted EBITDA of $157 million and generated positive free cash flow in a year characterized by continued cyclical trough market conditions for Nylon Solutions, robust Plant Nutrients supply and demand fundamentals amid a higher raw material input cost environment, and mixed Chemical Intermediates industry conditions with lower net pricing as anticipated,” said Erin Kane, president and CEO of AdvanSix. "We generated these results while successfully executing our planned plant turnarounds, delivering record annual production across both of our key ammonia and sulfuric acid unit operations, funding key growth and enterprise initiatives including our SUSTAIN program, claiming additional 45Q carbon capture tax credits, receiving final settlement proceeds related to the 2019 PES supplier shutdown claim, preserving our competitive dividend and maintaining conservative debt leverage levels."
Fourth Quarter 2025 Summary
Summary fourth quarter 2025 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2025	4Q 2024
Sales	$359,947	$329,063
Net Income (loss)	(2,791)	352
Diluted Earnings Per Share	(0.10)	0.01
Adjusted Diluted Earnings Per Share (1)	0.03	0.09
Adjusted EBITDA (1)	24,763	10,219
Adjusted EBITDA Margin % (1)	6.9%	3.1%
Cash Flow from Operations	63,722	64,165
Capital Expenditures	27,596	34,349
Free Cash Flow (1)(2)	36,126	29,816
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $360 million in the quarter increased approximately 9% versus the prior year. Sales volume increased approximately 11% primarily driven by the prior year impact of the 4Q24 extended planned turnaround. Market-based pricing was favorable by approximately 2% driven by continued strength in Plant Nutrients, reflecting favorable North American ammonium sulfate supply and demand conditions, partially offset by lower acetone prices as anticipated. Raw material pass-through pricing was down approximately 4% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products).

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	4Q 2025		4Q 2024 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$62,778	17%	$67,172	21%
Caprolactam	64,377	18%	57,216	17%
Plant Nutrients	139,991	39%	102,566	31%
Chemical Intermediates	92,801	26%	102,109	31%
Total	$359,947	100%	$329,063	100%
(1) In 2024, the Company transferred certain products between its Chemical Intermediates product line and its Plant Nutrients product line to align more closely with its current sales structure. Historical information has been reclassified to reflect these changes for all periods presented in the Consolidated Financial Statements. Total revenue amounts were not impacted for either period.

Adjusted EBITDA of $24.8 million in the quarter increased $14.5 million versus the prior year primarily driven by the favorable year-over-year volume and cost impact of plant turnarounds, partially offset by a decline in Chemical Intermediates pricing, net of raw material costs.

Adjusted earnings per share of $0.03 decreased $0.06 versus the prior year driven primarily by the factors discussed above, which were more than offset by the $9.7 million in 45Q carbon capture tax credits claimed in the fourth quarter of 2024.

Cash flow from operations of $63.7 million in the quarter decreased $0.4 million versus the prior year primarily due to lower ammonium sulfate pre-buy cash advances partially offset by other changes in working capital. Capital expenditures of $27.6 million in the quarter decreased $6.8 million versus the prior year.

Outlook
•Anticipate continued strength in Plant Nutrients supply and demand fundamentals amid meaningfully higher sulfur input costs
•Acetone spread over propylene costs expected to hold near cycle averages; Anti-dumping duties into U.S. renewed for another five years
•Navigating an extended trough in the nylon cycle - focused on controllable levers to optimize performance

•Expect Capital Expenditures of $75 to $95 million in 2026 versus approximately $116 million in 2025, reflecting a risk-based prioritization of base investments and enterprise programs with continued progression of growth programs including SUSTAIN
•Expect pre-tax income impact of plant turnarounds to be $20 to $25 million in 2026 versus approximately $25 million in 2025
•Expect cash flow benefit in 2026 and beyond from 45Q carbon capture tax credits and 100% bonus depreciation

"The end market environment entering 2026 remains mixed overall. We've seen continued strength in Plant Nutrients and acetone margins remain near cycle averages, while nylon has plateaued in its trough. Conversely, there have been several recent industry announcements pointing to capacity rationalization and lower operating rates, which we believe should lead to more favorable supply and demand conditions over time. We remain highly focused on delivering on controllable levers including continued optimization of production output and sales volume mix while driving productivity to support through-cycle profitability. We have embarked on a multi-year non-manpower fixed cost savings program targeting approximately $30 million of annual savings. In addition, we now anticipate capital expenditures to be in the range of $75 to $95 million in 2026 driven by a risk-based prioritization of our capital investments and keen focus on cash flow generation and conversion. Our strategic initiatives, unique combination of assets and business model are core to our durable competitive advantage and long-term positioning,” concluded Kane.
Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on March 23, 2026 to stockholders of record as of the close of business on March 9, 2026.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2025 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 20 until 12 noon ET on February 27 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international). The access code is 2514016.

About AdvanSix
AdvanSix is an integrated chemistry company that produces essential materials for our customers across diverse end markets. Our value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed legislation or regulatory, trade or other policies in or impacting the U.S., the conflict between Russia and Ukraine, the conflicts in Israel, Gaza and Iran, and related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with potential use of artificial intelligence in our operations or those of third party service providers; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics, geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$19,766	$19,564
Accounts and other receivables – net	154,102	145,673
Inventories – net	236,495	212,386
Taxes receivable	21,605	503
Other current assets	8,639	8,990
Total current assets	440,607	387,116
Property, plant and equipment – net	963,718	917,858
Operating lease right-of-use assets	164,494	153,438
Goodwill	56,192	56,192
Intangible assets	40,095	43,144
Other assets	41,042	37,172
Total assets	$1,706,148	$1,594,920

LIABILITIES
Current liabilities:
Accounts payable	$284,016	$228,761
Accrued liabilities	45,945	47,264
Income taxes payable	1,100	1,047
Operating lease liabilities – short-term	44,354	42,493
Deferred income and customer advances	14,536	37,538
Total current liabilities	389,951	357,103
Deferred income taxes	154,061	145,299
Operating lease liabilities – long-term	121,201	111,400
Line of credit – long-term	215,000	195,000
Other liabilities	10,719	11,468
Total liabilities	890,932	820,270

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,177,824 shares issued and 26,864,035 outstanding at December 31, 2025; 32,989,165 shares issued and 26,737,036 outstanding at December 31, 2024	332	330
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Treasury stock at par (6,313,789 shares at December 31, 2025; 6,252,129 shares at December 31, 2024)	(63)	(63)
Additional paid-in capital	142,932	136,872
Retained earnings	663,019	631,541
Accumulated other comprehensive income	8,996	5,970
Total stockholders' equity	815,216	774,650
Total liabilities and stockholders' equity	$1,706,148	$1,594,920

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Sales	$359,947	$329,063	$1,522,233	$1,517,557

Costs, expenses and other:
Cost of goods sold	332,576	317,762	1,357,293	1,364,621
Selling, general and administrative expenses	28,499	21,734	104,750	94,023
Interest expense, net	2,363	2,174	8,481	11,311
Other non-operating (income) expense, net	(890)	218	(2,722)	2,027
Total costs, expenses and other	362,548	341,888	1,467,802	1,471,982

Income (loss) before taxes	(2,601)	(12,825)	54,431	45,575
Income tax expense (benefit)	190	(13,177)	5,145	1,426
Net income (loss)	$(2,791)	$352	$49,286	$44,149

Earnings per common share
Basic	$(0.10)	$0.01	$1.83	$1.65
Diluted	$(0.10)	$0.01	$1.80	$1.62

Weighted average common shares outstanding
Basic	26,941,274	26,805,182	26,901,046	26,828,338
Diluted	26,941,274	27,234,784	27,327,449	27,255,213

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,791)	$352	$49,286	$44,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,774	18,979	79,740	76,176
(Gain) loss on disposal of assets	96	358	(81)	773
Deferred income taxes	(6,645)	(12,629)	7,821	(8,991)
Stock-based compensation	902	1,891	6,821	7,854
Amortization of deferred financing fees	133	154	597	618
Operational asset adjustments	—	—	—	1,200
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	30,576	3,342	(8,395)	18,411
Inventories	(27,375)	1,048	(24,109)	(555)
Taxes receivable	2,153	(128)	(21,102)	931
Accounts payable	36,320	13,077	52,866	(30,610)
Income taxes payable	1,051	612	53	(6,986)
Accrued liabilities	(9,721)	(8,562)	(808)	2,426
Deferred income and customer advances	13,855	36,021	(23,002)	21,860
Other assets and liabilities	4,394	9,650	3,176	8,157
Net cash provided by operating activities	63,722	64,165	122,863	135,413

Cash flows from investing activities:
Expenditures for property, plant and equipment	(27,596)	(34,349)	(116,445)	(133,722)
Other investing activities	(16)	(3,127)	(6,169)	(9,180)
Net cash used for investing activities	(27,612)	(37,476)	(122,614)	(142,902)

Cash flows from financing activities:
Borrowings from line of credit	54,000	94,500	370,500	406,000
Repayments of line of credit	(89,000)	(114,500)	(350,500)	(381,000)
Payment of line of credit facility fees	(478)	—	(478)	—
Principal payments of finance leases	(262)	(249)	(1,002)	(1,011)
Dividend payments	(4,300)	(4,277)	(17,176)	(17,135)
Purchase of treasury stock	—	(1)	(1,658)	(10,428)
Issuance of common stock	—	104	267	859
Net cash used for financing activities	(40,040)	(24,423)	(47)	(2,715)

Net change in cash and cash equivalents	(3,930)	2,266	202	(10,204)
Cash and cash equivalents at beginning of period	23,696	17,298	19,564	29,768
Cash and cash equivalents at the end of period	$19,766	$19,564	$19,766	$19,564

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$26,670	$23,645

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$63,722	$64,165	$122,863	$135,413
Expenditures for property, plant and equipment	(27,596)	(34,349)	(116,445)	(133,722)
Free cash flow (1)	$36,126	$29,816	$6,418	$1,691

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.
The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(2,791)	$352	$49,286	$44,149
Non-cash stock-based compensation	902	1,891	6,821	7,854
Non-recurring, unusual or extraordinary expense (2)	—	—	—	1,200
Non-cash amortization from acquisitions	532	531	2,127	2,126
Strategic advisory and professional fees (3)	3,325	—	7,325	—
Income tax benefit relating to reconciling items	(1,099)	(417)	(3,386)	(2,011)
Adjusted Net income (non-GAAP)	869	2,357	62,173	53,318
Interest expense, net	2,363	2,174	8,481	11,311
Income tax expense (benefit) - Adjusted	1,289	(12,760)	8,531	3,437
Depreciation and amortization - Adjusted	20,242	18,448	77,613	74,050
Adjusted EBITDA (non-GAAP)	$24,763	$10,219	$156,798	$142,116

Sales	$359,947	$329,063	$1,522,233	$1,517,557

Adjusted EBITDA Margin (non-GAAP) (4)	6.9%	3.1%	10.3%	9.4%

(2) 2024 includes a pre-tax loss of approximately $1.2 million from the reduction of the Company's anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben Holding Group S.A. alliance during the third quarter of 2023

(3) Legal and professional fees associated with strategic regulatory matters and potential inorganic growth options, including costs associated with a transaction the Company is no longer pursuing
(4) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(2,791)	$352	$49,286	$44,149
Adjusted Net income (non-GAAP)	869	2,357	62,173	53,318

Weighted-average number of common shares outstanding - basic	26,941,274	26,805,182	26,901,046	26,828,338
Dilutive effect of equity awards and other stock-based holdings	—	429,602	426,403	426,875
Weighted-average number of common shares outstanding - diluted	26,941,274	27,234,784	27,327,449	27,255,213

EPS - Basic	$(0.10)	$0.01	$1.83	$1.65
EPS - Diluted	$(0.10)	$0.01	$1.80	$1.62
Adjusted EPS - Basic (non-GAAP)	$0.03	$0.09	$2.31	$1.99
Adjusted EPS - Diluted (non-GAAP)	$0.03	$0.09	$2.28	$1.96

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(5)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(6)	~$58	Ammonia
2025	~$5	~$6	—	~$14	~$25	Sulfuric Acid
2026E	~$3	$10-$15	—	~$7	$20-$25	Ammonia

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(6) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.